Exhibit 99.1

2005-1

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (January 25, 2005) — Cooper Cameron Corporation Chairman, President and CEO Sheldon R. Erikson will appear at Credit Suisse First Boston’s 2005 Energy Summit on Wednesday, February 2, 2005. His remarks will be available on a live webcast.

The audio of the conference presentation will be accessible through a link on Cooper Cameron’s website, located at www.coopercameron.com, and is scheduled to begin at 9:40 a.m. Eastern time (8:40 a.m. Central). The presentation will be archived on Cooper Cameron’s website for one week beginning the day after the live webcast.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com